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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
BEST BUY CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEST BUY CO., INC.
7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344

[LOGO]

NOTICE OF 2000 REGULAR MEETING OF SHAREHOLDERS

Time:	10:00 a.m., Central Daylight Time, on Thursday, June 22, 2000
Place:	The Minneapolis Institute of Arts 2400 Third Avenue South Minneapolis, Minnesota
Items of Business:	1.	To elect five Class 1 directors to serve on the Board of Directors for a term of two years.
	2.	To ratify the appointment of one Class 2 director.
	3.	To ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the current fiscal year.
	4.	To approve the Company's 2000 Restricted Stock Award Plan.
	5.	To increase the number of authorized shares of the Company's Common Stock to One Billion shares.
	6.	To transact such other business as may properly come before the meeting.
Record Date:	You may vote if you are a shareholder of record of the Company as of the close of business on Friday, May 5, 2000.
Proxy Voting:	Your vote is important. You have the option to vote in one of three ways:
		1.	Visit the website shown on your proxy card to vote via the Internet,
		2.	Call the toll-free telephone number shown on your proxy card, or
		3.	Mark, sign, date and promptly return your proxy card in the enclosed postage-paid envelope.

    Whether or not you expect to attend the meeting in person, please vote your shares in one of the three ways outlined above.

                      By Order of the Board of Directors

                      /s/ Elliot S. Kaplan

                      Elliot S. Kaplan
                       Secretary

Minneapolis, Minnesota
May 17, 2000

PROXY STATEMENT

BEST BUY CO., INC.
7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344

Regular Meeting of Shareholders – June 22, 2000

INFORMATION CONCERNING SOLICITATION AND VOTING

    The Board of Directors (the "Board") and management of Best Buy Co., Inc. (the "Company"), are asking you to return the enclosed proxy card. It is your ballot for voting on the items of business at the 2000 Regular Meeting of Shareholders (the "Meeting"). The items of business are discussed in this proxy statement and in the Notice of 2000 Regular Meeting of Shareholders, which you received along with this proxy statement.

    The Meeting will be held Thursday, June 22, 2000, at 10:00 a.m., Central Daylight Time, at The Minneapolis Institute of Arts, 2400 Third Avenue South, Minneapolis, Minnesota. If for some reason the Meeting is rescheduled to a later date or time, your proxy will continue to be valid unless expressly cancelled or changed.

    Your shares will be voted at the Meeting according to your proxy instructions. IF YOUR PROXY INSTRUCTIONS DO NOT SPECIFY HOW YOU WANT TO VOTE, YOUR PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ITEMS OF BUSINESS. These proxy solicitation materials are first being sent to shareholders on or about May 17, 2000.

    In order to vote at the Meeting, you must be a shareholder of record of the Company as of the close of business on May 5, 2000. As of that date, there were 206,666,428 shares of the Company's Common Stock outstanding. The Company does not have any other class of capital stock outstanding.

    You have one vote for each share you own and you can vote those shares for each item of business addressed at the Meeting. Shareholders have the option to vote using the Internet, by telephone or by mailing back the enclosed proxy card. If you want to vote using the Internet or by telephone, please see the proxy card for instructions.

    The total number of votes cast by all shareholders either present at the Meeting or voting by proxy will determine whether an item of business is approved. A majority of the outstanding shares must be represented in person or by proxy in order to consider the items of business at the Meeting. If you abstain from voting on any item of business, you will have no effect on that vote, but your shares will be considered to be represented at the Meeting. In the same way, broker "non-votes," proxies returned by brokers who do not have permission to vote those shares, count towards having enough shares represented to conduct the Meeting. However, those shares will not affect the vote on the Meeting's items of business.

    If you want to cancel or change your vote after casting it, you can do any of the following at any time prior to the Meeting: (i) you can deliver a written notice of cancellation to the principal office of the Company; (ii) you can fill out and mail another proxy card with a later date to the Company; (iii) if you voted using the Internet, you can log on to the website again and following the prompts; (iv) if you voted by telephone, you can call the toll-free number again and follow the instructions; or (v) you can attend the Meeting and vote in person.

    The Company pays all of the costs of sending out proxy materials and encouraging shareholders to vote. The Company's directors, officers and regular employees may use mail, Internet, telephone and personal calls to encourage shareholders to vote. They do not, however, receive additional compensation for soliciting shareholder proxies. The Company will request that brokerage houses, banks, other custodians, nominees, fiduciaries and other representatives of shareholders forward proxy materials and annual reports to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms, banks and other representatives of shareholders for reasonable expenses incurred which are defined in the New York Stock Exchange schedule of charges.

ELECTION OF DIRECTORS

Generally

    The Company's By-Laws state that the Company's Board will have nine directors. Five of these are Class 1 directors and four are Class 2 directors. Directors are elected for a term of two years, with the Class 1 directors elected in even-numbered years and the Class 2 directors elected in odd-numbered years. On September 17, 1999, the Board appointed Robert T. Blanchard as a Class 2 director to fill the vacancy created by the retirement of Culver Davis, Jr. On November 8, 1999, the Board appointed Kathy Higgins Victor as a Class 1 director to fill the vacancy created by the resignation of Yvonne R. Jackson. On March 10, 2000, the Board appointed Mark C. Thompson as a Class 1 director to fill the vacancy created by the resignation of David H. Starr. At the Meeting, shareholders are asked to re-elect all Class 1 directors and to approve the Class 2 director.

    Management and the Board recommend that shareholders re-elect Bradbury H. Anderson, Frank D. Trestman, James C. Wetherbe, Kathy Higgins Victor and Mark C. Thompson as Class 1 directors. If elected, they will hold office until the election of directors at the 2002 Regular Meeting of Shareholders. Management and the Board also recommend that the shareholders approve the appointment of Robert T. Blanchard as a Class 2 director. If approved, Mr. Blanchard will hold office until the election of directors at the 2001 Regular Meeting of Shareholders. All of the nominees are currently members of the Board. The length of time each director has served on the Board is provided in the information about the nominees and directors on pages 8 and 9.

    Culver Davis, Jr., a former Class 2 director, retired from the Board effective June 1999, upon the expiration of his term. Effective November 1999, the Board accepted the resignations of two former Class 1 directors, Yvonne R. Jackson and David H. Starr. These two directors resigned from their unexpired Board seats after accepting management positions with vendors of the Company that resulted in potential conflicts of interest for both Ms. Jackson and Mr. Starr.

    The Board held four regular meetings and four special meetings during the fiscal year ended February 26, 2000. Each incumbent director attended, in person or by phone, at least 75% of the meetings of both the Board and Board committees on which he or she serves, and which were held during the time the director was a member of the Board, with the exception of Hatim A. Tyabji who attended five of eight Board meetings but attended all of his committee meetings.

    There are no family relationships among the nominees or between any nominee and any of the Company's other directors.

    The five committees of the Board have responsibilities as follows:

    Audit – The purpose of this committee is to assist the Board in its responsibility to oversee management's implementation of effective financial controls. These financial controls provide reasonable assurance that the Company's reported financial information is materially accurate, complete and timely. This committee also meets with the Company's management and independent auditor each quarter prior to the Company's earnings release to discuss the results of the auditor's quarterly review or fiscal year-end audit procedures, as appropriate.

    Compensation and Human Resources – The purpose of this committee is to periodically review and evaluate the Company's compensation, stock option and benefit plans, and make recommendations to the Board regarding any changes to these plans. This committee also reviews the Company's practices and policies for the recruitment, hiring, development and promotion of employees generally, and officers specifically. This committee has been authorized by the Board to approve director and executive compensation, stock option grants and amendments to stock option plans without full Board approval.

    Finance and Investment Policy – The purpose of this committee is to assist the Company's management in developing financial policies that will enable the Company to achieve its long-range goals. It also reviews the investment policies of the Company's employee benefit plans. This committee also has responsibility for setting overall guidelines for the Company's leases, real estate holdings, business insurance coverages and certain investment strategies.

    Long-Range and Strategic Planning – The purpose of this committee is to work with the Company's management to develop long-range plans for the Company. These plans may include forming strategic alliances, acquiring other companies, diversifying or eliminating product lines and expanding into new markets. The committee also reviews the Company's long-term financial objectives and long-term development concepts.

    Nominating and Public Policy – The purpose of this committee is to identify and present qualified individuals for election and re-election to the Board and to monitor the participation of directors. The committee does not intend to consider shareholder nominations to fill director positions. The committee also reviews Company policies and programs that will help management and the Board run a business that is sensitive to significant public policy issues.

    The following table shows the date each committee was established and the names of the directors serving on each committee as of February 26, 2000.

Committee	Date Established	Number of Meetings During Last Fiscal Year	Members
Audit**	June 1, 1984	6	Frank D. Trestman* Robert T. Blanchard
Compensation and Human Resources	February 13, 1997	5	Frank D. Trestman* James C. Wetherbe Kathy Higgins Victor
Finance and Investment Policy	February 13, 1997	3	Elliot S. Kaplan* Robert T. Blanchard Bradbury H. Anderson Hatim A. Tyabji
Long-Range and Strategic Planning	February 13, 1997	1	James C. Wetherbe* Bradbury H. Anderson Elliot S. Kaplan Richard M. Schulze Hatim A. Tyabji
Nominating and Public Policy**	February 13, 1997	2	Elliot S. Kaplan* Richard M. Schulze Kathy Higgins Victor

*
Committee Chairperson

**
Effective March 10, 2000, Mark C. Thompson was appointed to the Board. He serves on the Audit Committee and the Nominating and Public Policy Committee.

Voting Information

    You may vote for all, some or none of the nominees for election to the Board. However, you may not vote for more individuals than the number nominated. IF YOU RETURN A PROXY CARD THAT IS PROPERLY SIGNED BUT YOU HAVE NOT MARKED YOUR VOTE, THAT PROXY WILL BE VOTED TO ELECT AND APPROVE THE APPOINTMENT OF ALL OF THE NOMINEES. Each of the nominees has agreed to continue serving the Company as a director if elected or approved, as applicable. However, if any nominee becomes unwilling or unable to serve, the Proxy Agents named in the proxy will vote for an alternative person recommended by the Board. The Company's Articles of Incorporation prohibit cumulative voting, which means you can only vote once for any nominee. The affirmative vote of a majority of the shares present and entitled to vote at the Meeting is required to elect or approve, as applicable, each director nominee.

Security Ownership of Certain Beneficial Owners and Management

    The following table provides information about the number of shares of Common Stock of the Company beneficially owned as of March 31, 2000, by the Chief Executive Officer and each of the next five most highly compensated executive officers during the most recent fiscal year, each director including the director nominees, all directors and executive officers as a group, and each person the Company knows to beneficially own more than 5% of the outstanding shares of Common Stock of the Company:

Name	Age	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned
Richard M. Schulze Founder, Chairman, Chief Executive Officer and Director	59	37,203,567	(1)	18.51%
Bradbury H. Anderson President, Chief Operating Officer and Director	50	1,929,312	(2)	*
Allen U. Lenzmeier Executive Vice President and Chief Financial Officer	56	1,012,105	(3)	*
Wade R. Fenn Executive Vice President – Marketing	41	619,268	(4)	*
Kenneth R. Weller Senior Vice President – Sales	51	147,195	(5)	*
Michael P. Keskey Senior Vice President – Sales	45	123,697	(6)	*
Elliot S. Kaplan Secretary and Director	63	342,908	(7)	*
Robert T. Blanchard Director	55	5,000	(8)	*
Kathy Higgins Victor Director	43	5,000	(9)	*
Mark C. Thompson Director	42	5,000	(10)	*
Frank D. Trestman Director	65	335,700	(11)	*
Hatim A. Tyabji Director	55	15,000	(12)	*
James C. Wetherbe Director	51	76,552	(13)	*
All directors and executive officers, as a group (29 individuals)	--	42,845,201	(14)	21.29%
FLA Asset Management 590 Madison Avenue New York, NY 10022	--	15,073,122	(15)	7.52%

AMVESCAP PLC 11 Devonshire Square London EC2M 4YR England	--	14,465,700	(15)	7.22%
FMR Corp. 82 Devonshire Street Boston, MA 02109	--	13,746,881	(15)	6.86%

*
Less than 1%.

(1)
The figure includes (a) 33,118,634 outstanding shares owned by Mr. Schulze; (b) 915,590 outstanding shares owned by Mr. Schulze and his wife as joint tenants; (c) 210,602 outstanding shares owned by Mr. Schulze's wife; (d) 240 outstanding shares held in Mr. Schulze's individual retirement account; (e) 521,806 outstanding shares registered in the name of Mr. Schulze and a co-trustee and held by them as trustees of a trust for the benefit of Mr. Schulze; (f) 1,200,000 outstanding shares registered in the name of Mr. Schulze and held by him as trustee of a trust for the benefit of his children (Mr. Schulze has disclaimed beneficial ownership of these shares); (g) 521,806 outstanding shares registered in the name of Mrs. Schulze and a co-trustee and held by them as trustees of a trust for the benefit of Mrs. Schulze (Mr. Schulze has disclaimed beneficial ownership of these shares); (h) 10,000 outstanding shares owned by a partnership in which Mr. Schulze is a partner; (i) 31,469 outstanding shares registered in the name of American Express Trust Company (the "Trustee"), and held by the Trustee in connection with the Company's Retirement Savings Plan for the benefit of Mr. Schulze; (j) 38,420 outstanding shares registered in the name of the Best Buy Children's Foundation, a charitable foundation of which Mr. Schulze is a Board member; and (k) options to purchase 635,000 shares, which he can exercise within 60 days.

(2)
The figure represents (a) 1,383,180 outstanding shares owned by Mr. Anderson; (b) 5,332 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Company's Retirement Savings Plan for the benefit of Mr. Anderson; (c) 800 outstanding shares registered in the name of Mr. Anderson and held by him as custodian for the benefit of his children (Mr. Anderson has disclaimed beneficial ownership of these shares); and (d) options to purchase 540,000 shares, which he can exercise within 60 days.

(3)
The figure represents (a) 852,730 outstanding shares owned by Mr. Lenzmeier; and (b) options to purchase 159,375 shares, which he can exercise within 60 days.

(4)
The figure represents (a) 227,708 outstanding shares owned by Mr. Fenn; (b) 34,361 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Company's Retirement Savings Plan for the benefit of Mr. Fenn; (c) 3,320 outstanding shares owned by Mr. Fenn's wife; (d) 704 outstanding shares registered in the name of Mr. Fenn as trustee of a trust for the benefit of his son (Mr. Fenn has disclaimed beneficial ownership of these shares); and (e) options to purchase 353,175 shares, which he can exercise within 60 days.

(5)
The figure represents (a) 5,470 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Company's Retirement Savings Plan for the benefit of Mr. Weller; (b) 600 outstanding shares registered in the name of Mr. Weller as trustee of a trust for the benefit of his child (Mr. Weller has disclaimed beneficial ownership of these shares); and (c) options to purchase 141,125 shares, which he can exercise within 60 days.

(6)
The figure represents (a) 17,300 outstanding shares owned by Mr. Keskey; (b) 9,772 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Company's Retirement Savings Plan for the benefit of Mr. Keskey; and (c) options to purchase 96,625 shares, which he can exercise within 60 days.

(7)
The figure represents (a) 237,908 outstanding shares owned by Mr. Kaplan; and (b) options to purchase 105,000 shares, which he can exercise within 60 days.

(8)
The figure represents Mr. Blanchard's option to purchase 5,000 shares, which he can exercise within 60 days.

(9)
This figure represents Ms. Higgins Victor's option to purchase 5,000 shares, which she can exercise within 60 days.

(10)
This figure represents Mr. Thompson's option to purchase 5,000 shares, which he can exercise within 60 days.

(11)
The figure represents (a) 158,700 outstanding shares owned by Mr. Trestman; (b) 72,000 outstanding shares registered in the name of Mr. Trestman's wife as trustee of an irrevocable family trust (Mr. Trestman has disclaimed beneficial ownership of these shares); and (c) options to purchase 105,000 shares, which he can exercise within 60 days.

(12)
This figure represents Mr. Tyabji's options to purchase 15,000 shares, which he can exercise within 60 days.

(13)
This figure represents (a) 69,128 outstanding shares owned by Dr. Wetherbe; (b) 2,424 outstanding shares registered in the name of Dr. Wetherbe and held by him as custodian for the benefit of his children (Dr. Wetherbe has disclaimed beneficial ownership of these shares); and (c) an option to purchase 5,000 shares, which he can exercise within 60 days.

(14)
The figure represents (a) outstanding shares and options described in the preceding footnotes; (b) 285,614 outstanding shares owned by the Company's other executive officers; (c) options granted to the Company's other executive officers to purchase 702,750 shares, which they can exercise within 60 days; (d) 34,773 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Company's Retirement Savings Plan for the benefit of certain other executive officers; and (e) 1,760 outstanding shares held by family members of other executive officers.

(15)
As reported on the owners' respective Schedules 13G that reported beneficial ownership as of December 31, 1999.

Nominees and Directors

Nominees for Class 1 Directors

    Bradbury H. Anderson has been a director of the Company since August 1986. He has been the Company's President and Chief Operating Officer since April 1991. Mr. Anderson has been employed in various capacities with the Company since 1973, including retail salesperson, store manager and sales manager.

    Kathy Higgins Victor has been a director of the Company since November 1999. She is founder and president of Centera Corporation, Minneapolis, Minnesota. She has held vice president and other senior executive positions at Northwest Airlines, Pillsbury Company and Burger King Corporation.

    Mark C. Thompson has been a director of the Company since March 2000. Mr. Thompson is a senior vice president of the Charles Schwab Corporation and an executive producer for Schwab.com. He is a director of Interwoven, Inc. and Eloquent, Inc., and is chairman of the board of Integration Associates, Inc. He also has been a member of the U.S. Securities and Exchange Commission Consumer Advisory Council.

    Frank D. Trestman has been a director of the Company since December 1984. He is president of Trestman Enterprises, an investment and business development firm. He had been a consultant to McKesson Corporation and is the former chairman of the board and chief executive officer of Mass Merchandisers, Inc., a distributor of non-food products to retailers in the grocery business. Mr. Trestman is also a director of Insignia Systems, Inc. and Metris Companies.

    James C. Wetherbe has been a director of the Company since July 1993. He has been a professor of management information systems at the University of Minnesota since 1980. In addition, he has been the Federal Express professor and director of the FedEx Center for Cycle Time Research at the University of Memphis since August 1993. He is a leading consultant and lecturer on information technology and the author of 18 books and more than 200 articles in the field of management and information systems.

Nominee for Class 2 Director

    Robert T. Blanchard has been a director of the Company since September 1999. Mr. Blanchard was formerly the president of the North American Beauty Care Sector of The Procter & Gamble Company. He is currently the president of his new consulting company, Strategic & Marketing Services. He serves as a director of Bandag Corporation and chairman of the board of Cincinnati Classical Public Radio, Inc. In addition, he serves on the advisory boards of Xavier University's College of Business and Center for International Business.

Class 2 Directors – Terms Expire in 2001

    Elliot S. Kaplan has been a director and Secretary of the Company since January 1971. Since 1961, he has been an attorney with the law firm of Robins, Kaplan, Miller & Ciresi L.L.P., Minneapolis, Minnesota, which serves as outside general counsel to the Company. Mr. Kaplan is also a director of infoUSA, Inc.

    Richard M. Schulze is a founder of the Company. He has been an officer and director of the Company from its inception in 1966 and currently is Chairman of the Board and Chief Executive Officer. Mr. Schulze is also a director of Pentair Inc., a Trustee of the University of St. Thomas and a member of the Board of Overseers at the Carlson School of Management at the University of Minnesota.

    Hatim A. Tyabji has been a director of the Company since April 1998. Since September 1998, Mr. Tyabji has been chairman and chief executive officer of Saraïde, Inc., a provider of Internet and wireless data services. From 1986 until 1998, Mr. Tyabji served as president and chief executive officer (and as chairman from 1992 until 1998) of VeriFone, Inc. Mr. Tyabji is also a director of PubliCARD, Inc.; Deluxe Corporation; and Ariba, Inc.

Certain Transactions

    The Company leases two of its current 361 stores from Richard M. Schulze and leases one of its stores from a partnership in which he is a partner (the "Partnership"). Aggregate rents paid and accrued by the Company to Mr. Schulze and the Partnership during the fiscal year ended February 26, 2000, were $1,357,255. Some of the leases include escalation clauses and provide for percentage rent based on gross sales. The expiration of the leases range from 2002 to 2014 irrespective of renewal options.

    All of the real estate leases with Mr. Schulze and the Partnership were entered into prior to 1990, and were negotiated and approved by the Board (with Mr. Schulze not voting). The Board relied on one or more of its members who had no financial interest in the properties to review market comparisons, look into alternative rental agreements and negotiate with Mr. Schulze. The Board decided that these real estate leases were in the best interest of the Company. The Company has a policy of not participating in real estate transactions with officers, directors, controlling persons and other insiders unless they are approved by the members of the Board who have no financial interest in the transactions. Prior to Board approval, the Finance and Investment Policy Committee of the Board must first determine that any real estate transaction with an insider has terms that are more favorable to the Company than terms available from unaffiliated third parties.

    The Company also leases the use of an airplane from a corporation owned by Mr. Schulze and his wife (the "Corporation"). The Company generally uses the airplane when it is more economical or practical than flying commercial airlines. The Company pays an hourly rate to the Corporation for use of the plane. The total amount paid by the Company to the Corporation during the fiscal year ended February 26, 2000, was $358,244.

EXECUTIVE COMPENSATION

Compensation and Human Resources Committee Report on Executive Compensation

Overview and Philosophy

    Three directors who are not employees of the Company serve on the Compensation and Human Resources Committee of the Board (the "Committee"). They are responsible for determining and periodically evaluating the way the Company compensates its directors and officers. Annually, the Committee determines the compensation of the Chief Executive Officer and each of the other executive officers of the Company. The objective is to provide a compensation program that attracts and retains superior management talent, rewards individual performance and compensates executives based on the success of the Company and increases in shareholder value.

    The Company compensates its executive officers at a level approximately in the middle of the range of compensation of executives in similar positions at other companies in the retail industry and of a similar size. Company executives may earn more or less than their counterparts in comparable companies because their salaries depend in part on the annual and long-term performance of the Company, as well as their own individual performance. When the Committee set the levels of executive compensation for the 12-month period ended March 31, 2000, it considered the executive compensation of key competitors as disclosed in their proxy statements. The Committee also considered relevant information from services that report on developments in executive salary and benefits.

Executive Officer Compensation Program

    The three components of the Company's executive officer compensation program are base salary, an annual incentive compensation plan and long-term incentive compensation in the form of stock options. Executive officers are also eligible for various benefits including participation in the Company's health plan and Retirement Savings Plan, which are generally available to Company employees. Executive officers can also participate in the Company's Deferred Compensation Plan.

    Base Salary.  The Committee determines base salary levels for the Company's executive officers early in the fiscal year. Members of the Committee consider individual experience, performance and annual expectations for each of the officers. They also look at the base salaries of executive officers in comparable companies. The base salaries of executive officers have generally been set to be comparable to the midpoint of their peers in similar companies. The salary levels for the Company's executive officers for the 12-month period ended March 31, 2000, were approximately equal to the midpoint of similarly situated executive officers in comparable companies, adjusted based on individual performance.

    Annual Incentive Compensation.  In fiscal 2000, the Company's executive officers and other members of management participated in a shareholder-approved incentive compensation plan (the "Incentive Plan") for select management employees including executive officers. The Incentive Plan provides incentive compensation for eligible employees based on a measure of "Economic Value Added," or "EVA®" of the Company.

    The purpose of the Incentive Plan is to use incentive compensation to motivate performance by linking incentive pay to improvements in the Company's EVA over the long-term. EVA measures the amount by which the Company's after-tax profits, after certain adjustments, exceed the Company's cost of capital. EVA is used to measure performance for incentive compensation to make participants in the Incentive Plan accountable not only for the earnings the Company generates, but also for the economic cost of the capital the Company employs to generate those profits.

    The Incentive Plan is administered by the Committee. In the first quarter of each fiscal year, the Committee determines which employees are eligible to participate. The Incentive Plan is a multi-year incentive plan intended to motivate participants to make decisions to increase shareholder value over the long-term. Therefore, rather than setting a target level of EVA for only one year, the Committee sets target levels of annual EVA improvement for three years.

    The Committee also determines target incentive compensation awards available to each plan participant expressed as a percentage of the individual's base salary. The percentage is based on the participant's job responsibilities and levels of incentive compensation earned by individuals in comparable positions in the marketplace. The amount of incentive compensation calculated for a participant in any given year is determined by adjusting the participant's target incentive compensation upward or downward based on the amount by which actual EVA for the year exceeds or falls short of target EVA. Certain minimum levels of EVA must be generated in order to be eligible for incentive compensation in any given year. The amount of incentive compensation that may be accrued is uncapped and varies proportionately with the level of actual EVA achieved relative to the target EVA. The amount of incentive compensation determined for most participants may also be reduced if an individual fails to achieve other financial or non-financial individual performance objectives.

    After a participant's incentive compensation has been determined, the amount is credited to the individual's "bonus bank." The participant is then paid from the "bonus bank" an amount up to the target incentive compensation for the current year plus one-third of any remaining "bonus bank" balance from the current year and prior plan years. Amounts in a participant's "bonus bank" in excess of two times the participant's target bonus are also paid to the participant. If a participant's employment with the Company or its subsidiaries terminates, his or her "bonus bank" will be reduced to zero and no further payments will be made. In addition, the amount in a participant's "bonus bank" is subject to forfeiture if certain future minimum levels of EVA are not met. The maximum amount of compensation under the Incentive Plan that may be paid to a participant during any one calendar year is $5 million.

    Stock Options.  The Company uses stock options as a long-term incentive for executive officers and other employees as described below. The objectives of a stock option plan are to further the growth and general prosperity of the Company by enabling current executive officers to acquire shares of the Company's Common Stock. The executive officers are principally responsible for administering the Company's affairs, and the Company depends upon their judgement, initiative and effort to successfully conduct its business. Therefore, stock options increase their personal financial involvement in the Company and encourage them to run the Company's business in a way that increases shareholder value.

    The Company's shareholder-approved 1997 Employee Non-Qualified Stock Option Plan, as amended (the "Employee Plan"), gives the Committee the discretion to award stock options to executive officers and certain other employees of the Company and its subsidiaries. The Committee awards these options subjectively without specific criteria. The Employee Plan authorizes the Company to grant stock options to certain categories of employees to purchase up to 40,000,000 shares in the aggregate of the Company's Common Stock. These stock options expire after 10 years and vest 25% per year over four years beginning one year after the date of grant. The exercise prices for these options are the Company's closing stock prices, as quoted on the New York Stock Exchange, on the grant dates.

    The Committee grants stock option awards under the Employee Plan at levels calculated to be competitive within both the retail industry and a broader group of comparable companies. There are approximately 8,500 employees eligible to receive options under the Employee Plan. These employees include: (i) key executive personnel, including officers, senior management employees and members of the Board who are employees of the Company; (ii) staff management employees, including managers, supervisors and their functional equivalents for warehousing, service, merchandising, leaseholds, installation, and finance and administration; (iii) line management employees, including retail stores and field managers, supervisors and their functional equivalents; and (iv) any employee who has served continuously for 10 or more years.

Chief Executive Officer Compensation

    Mr. Schulze has served as an officer and director of the Company since its inception in 1966 and currently serves as its Chairman and Chief Executive Officer.

    The Committee set Mr. Schulze's base salary for the period April 1, 1999 to March 31, 2000 at $1 million, an increase from the $950,000 base salary in the previous year. When the Committee set Mr. Schulze's compensation, it considered the outstanding results achieved in fiscal 1999 and Mr. Schulze's anticipated efforts in leading the Company's strategic initiatives to further improve financial performance in fiscal 2000. In addition, Mr. Schulze was awarded incentive compensation of $2.2 million for fiscal 2000, of which $1.6 million was actually paid or deferred under the Company's Deferred Compensation Plan. The remainder of Mr. Schulze's incentive compensation is maintained in his "bonus bank" and is subject to forfeiture. The total amount of Mr. Schulze's incentive compensation was calculated by comparing the Company's actual EVA for fiscal 2000 to the targeted EVA established at the beginning of the year.

    Mr. Schulze also received an option during fiscal 2000 under the Employee Plan to purchase 100,000 shares of the Company's Common Stock at an exercise price of $52.18 per share, the closing market price on the day of grant. While the number of options granted is discretionary and not subject to specific criteria, the Committee considered Mr. Schulze's contributions in leading the Company to continued improvement in financial performance. It also considered the increase in earnings from $81.9 million in fiscal 1998 to $216.3 million in fiscal 1999, the improvement in EVA and the over 200% increase in the market price of the Company's Common Stock during fiscal 1999.

                      COMPENSATION AND HUMAN RESOURCES COMMITTEE

                      Frank D. Trestman, Chairman
                      James C. Wetherbe
                      Kathy Higgins Victor (joined the Committee in
                        November 1999)

Compensation Committee Interlocks and Insider Participation

    The Company's Compensation and Human Resources Committee consists of Frank D. Trestman (Chairman), James C. Wetherbe and Kathy Higgins Victor. No executive officer of the Company is a member of the Compensation and Human Resources Committee.

Summary Compensation Table

    The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned during the period by the Chief Executive Officer of the Company and the next five most highly compensated officers of the Company.

Long Term Compensation
		Annual Compensation		Number of Securities Underlying Options
	Fiscal Year				All Other Compensation(3)
		Salary(1)	Bonus(1)(2)
Richard M. Schulze Founder, Chairman, Chief Executive Officer	2000 1999 1998	$1,000,000 950,000 783,500	$1,550,792 1,510,500 803,250	100,000 300,000 500,000	$24,890 25,353 24,045
Bradbury H. Anderson President, Chief Operating Officer	2000 1999 1998	730,000 695,000 590,300	679,247 1,035,550 504,260	60,000 240,000 400,000	10,590 11,053 9,745
Allen U. Lenzmeier Executive Vice President, Chief Financial Officer	2000 1999 1998	525,000 495,000 454,500	423,366 688,050 349,400	37,500 150,000 100,000	8,590 9,053 7,745
Wade R. Fenn Executive Vice President – Marketing	2000 1999 1998	525,000 485,000 403,800	423,366 674,150 311,050	37,500 150,000 100,000	3,590 4,053 2,745
Kenneth R. Weller Senior Vice President – Sales	2000 1999 1998	337,080 318,000 299,100	230,006 410,220 153,000	22,500 90,000 60,000	2,950 2,773 2,745
Michael P. Keskey Senior Vice President – Sales	2000 1999 1998	337,080 318,000 295,700	230,006 410,220 153,000	22,500 90,000 60,000	3,590 4,053 2,745

(1)
The Company's Deferred Compensation Plan allows employees to defer a portion of their base salary and cash bonuses. This plan also provides for Company matching contributions which, combined with the employer match under the Company's Retirement Savings Plan, does not exceed the maximum allowable employer contribution under federal tax law. Amounts shown as base salary and bonus are before any deferrals.

(2)
The Company's executive officers and certain other members of management participate in the Incentive Plan. A portion of the annual incentive amount accrued may be maintained in a "bonus bank" and is subject to forfeiture. A description of the Incentive Plan is found in Executive Officer Compensation Program beginning on page 10. The amounts shown in the table for each of the six named executives reflect incentive compensation paid or deferred. However, they do not include the following amounts maintained in the executives' "bonus banks": (i) Mr. Schulze, $601,583; (ii) Mr. Anderson, $263,493; (iii) Mr. Lenzmeier, $164,232; (iv) Mr. Fenn, $164,232; (v) Mr. Weller, $89,224; and (vi) Mr. Keskey, $89,224.

(3)
Includes the portions of premiums paid by the Company for life insurance coverage exceeding $50,000 ("A"), the officers' portion of the Company's contribution to its Retirement Savings Plan ("B"), the officers' portion of the Company's contribution to its Deferred Compensation Plan ("C"), and the premiums paid by the Company for split-dollar life insurance ("D"), as follows:

	Fiscal Year	"A"	"B"	"C"	"D"
Richard M. Schulze	2000	$390	$1,634	$1,566	$21,300
	1999	213	2,560	1,280	21,300
	1998	185	2,560	--	21,300
Bradbury H. Anderson	2000	390	2,560	640	7,000
	1999	213	2,560	1,280	7,000
	1998	185	2,560	--	7,000
Allen U. Lenzmeier	2000	390	2,560	640	5,000
	1999	213	2,560	1,280	5,000
	1998	185	2,560	--	5,000
Wade R. Fenn	2000	390	2,560	640	--
	1999	213	2,560	1,280	--
	1998	185	2,560	--	--
Kenneth R. Weller	2000	390	2,560	--	--
	1999	213	2,560	--	--
	1998	185	2,560	--	--
Michael P. Keskey	2000	390	2,560	640	--
	1999	213	2,560	1,280	--
	1998	185	2,560	--	--

Stock Options Granted and Exercised

    The following tables summarize the options granted to and exercised by the Chief Executive Officer and the next five most highly compensated executive officers of the Company during the fiscal year ended February 26, 2000. They also show the value of all options held by these individuals at the end of fiscal 2000.

Option Grants in Fiscal 2000

	Individual Grants
			% of Total Options Granted to Employees in Fiscal 2000			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options
				Exercise Price ($/Share)	Expiration Date
						5%	10%
Richard M. Schulze	100,000	(1)	3.35%	$52.18	4-15-09	$3,282,000	$8,318,000
	5,000	(2)	0.17	52.18	4-15-09	164,000	416,000
Bradbury H. Anderson	60,000	(1)	2.01	52.18	4-15-09	1,969,000	4,991,000
	5,000	(2)	0.17	52.18	4-15-09	164,000	416,000
Allen U. Lenzmeier	37,500	(1)	1.26	52.18	4-15-09	1,231,000	3,119,000
Wade R. Fenn	37,500	(1)	1.26	52.18	4-15-09	1,231,000	3,119,000
Kenneth R. Weller	22,500	(1)	.75	52.18	4-15-09	739,000	1,872,000
Michael P. Keskey	22,500	(1)	.75	52.18	4-15-09	739,000	1,872,000

The price of one share of the Company's Common Stock acquired at $52.18 would equal approximately $85.00 and $135.34 when compounded at 5% and 10% over a 10-year term.

(1)
Number of shares issuable upon the exercise of options granted on April 16, 1999, under the Company's 1997 Employee Non-Qualified Stock Option Plan, as amended. The options are exercisable 25% per year beginning one year after the date of grant and have a 10-year term.

(2)
Number of shares issuable upon the exercise of options granted on April 16, 1999, under the Company's 1997 Directors' Non-Qualified Stock Option Plan, as amended. The options are exercisable as of the date of grant and have a 10-year term.

Option Exercises during Fiscal 2000 and Value of Options at End of Fiscal 2000

			Number of Unexercised Options at End of Fiscal 2000
					Value of Unexercised In-the-Money Options at End of Fiscal 2000(1)
	Shares Acquired on Exercise
Name		Realized Value(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Schulze	456,000	$27,477,800	410,000	575,000	$16,818,000	$18,135,000
Bradbury H. Anderson	160,000	7,990,971	461,000	440,000	19,037,000	14,508,000
Allen U. Lenzmeier	100,000	6,012,305	246,500	279,500	10,686,000	9,352,000
Wade R. Fenn	60,000	3,134,675	273,400	265,300	11,888,000	8,682,000
Kenneth R. Weller	--	--	147,000	151,500	6,331,000	4,868,000
Michael P. Keskey	6,000	269,580	142,500	148,000	6,066,000	4,682,000

(1)
Value based on the market value of the Company's Common Stock on the date of exercise or at the end of fiscal 2000, as applicable, minus the exercise price.

Comparative Stock Performance

    The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on an industry index of specialty retailers that are similar to the Company (the "Industry Index"). The Industry Index includes Circuit City Stores, Inc.; Comp USA, Inc.; Good Guys, Inc., Musicland Stores Corporation and Tandy Corporation. The graph also compares the Company's return to the S&P 500 Companies Index, published by Standard & Poors (the "Broad Market Index"), of which the Company is a component, over the same period.

COMPARISON OF THE FIVE YEAR CUMULATIVE TOTAL RETURNS
ON COMMON STOCK OF THE COMPANY,
INDUSTRY INDEX AND BROAD MARKET INDEX*

     EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	1995	1996	1997	1998	1999	2000
Best Buy Co., Inc.	100.00	71.28	39.36	253.46	789.36	817.02
Industry Index	100.00	112.59	136.06	216.59	236.98	297.29
Broad Market Index	100.00	134.71	169.95	229.44	274.72	306.95

The graph assumes an investment of $100 at the close of trading on February 25, 1995, the last trading day of fiscal 1995, in Best Buy Co., Inc. Common Stock, the Industry Index and the Broad Market Index.

*Cumulative Total Returns assumes reinvestment of dividends.

Source: Media General Financial Services

Retirement Savings Plan

    The Company has a retirement savings plan intended to meet the requirements of Internal Revenue Code Section 401(k) (the "Retirement Savings Plan"). The Retirement Savings Plan is available to employees who have been employed for at least six months, worked a minimum of 500 hours, and are at least 21 years of age. Eligible employees may choose to save up to 20% of their pre-tax earnings, subject to certain limitations. The Company matches employee contributions, as explained below, after the employee has worked for the Company for one year and has worked a minimum of 1,000 hours during that period. The Board determines the Company's employee matching contribution rate annually.

    Employee contributions vest immediately. The Company's matching contributions vest according to a five-year schedule provided in the Retirement Savings Plan. During the fiscal year ended February 26, 2000, the Company matched 40% of the first 5% of participating employee's pre-tax earnings. The total Company matching contribution was $4,550,303, including $14,434 in the aggregate for the Chief Executive Officer and the other five most highly paid executive officers.

    Although the Company currently intends to continue the Retirement Savings Plan, as well as make matching contributions, the Board may terminate the plan and/or the matching contribution at its discretion. If the Retirement Savings Plan is terminated, the participants become fully vested in all of the matching funds contributed by the Company up to that time, as well as their own contributions. American Express Trust Company is the trustee for the Retirement Savings Plan.

Deferred Compensation Plan

    The Company has a non-qualified, unfunded Deferred Compensation Plan. Only certain management and other highly compensated employees, as determined by the Company at its sole discretion, and members of the Board can participate in this plan. A participant may elect to defer up to 75% of his or her base salary and 100% of his or her incentive compensation and/or director fees. Amounts deferred under the Deferred Compensation Plan are credited or charged with the performance of the investment options offered under the Deferred Compensation Plan and elected by the participants. Investment options do not represent actual investments, rather a measurement of performance.

    Participants in the Deferred Compensation Plan can elect to receive distributions from the plan at retirement or earlier as permitted by the plan. Participants are fully vested in their contributions and vest in the Company contribution according to a five-year schedule provided in the Deferred Compensation Plan. During the fiscal year ended February 26, 2000, the Company matched 40% of the first 5% of the participant's eligible pre-tax earnings. The total contribution by the Company was $148,908; including $4,126 in total for the Chief Executive Officer and the other five most highly compensated executive officers. Although the Company currently intends to continue the Deferred Compensation Plan indefinitely, the Board may terminate the plan at its discretion.

Directors' Compensation

    Each non-employee director of the Company received $25,000 plus expenses for his or her services as a director in fiscal 2000. Each committee chairperson received an additional $3,000 fee and each committee member received an additional fee of $500 for each committee meeting attended. On April 16, 1999, the Company granted each director an option to purchase 5,000 shares of Common Stock at an exercise price of $52.18 per share under the Company's 1997 Directors' Non-Qualified Stock Option Plan, as amended (the "1997 Directors' Plan"), described below. In addition, each director who began serving on the Board during the past year received an option to purchase 5,000 shares of the Company's Common Stock at exercise prices ranging from $47.68 to $62.37. As of March 31, 2000, directors, including directors who are employees of the Company, had options outstanding to purchase 470,000 shares of the Company's Common Stock, at prices ranging from $3.19 to $62.37 per share. These options were granted under both the 1997 Directors' Plan and the Company's 1987 Directors' Non-Qualified Stock Option Plan, as amended (the "1987 Directors' Plan"), described below. During the last fiscal year, Culver Davis, Jr., David H. Starr and Yvonne R. Jackson, former directors who retired or resigned in fiscal 2000, realized appreciation of $3,595,984, $399,400 and $289,700, respectively, from the exercise of options in fiscal 2000 while they were directors.

Directors' Non-Qualified Stock Option Plans

    Options granted under the 1987 Directors' Plan, which expired May 1, 1997, vest immediately and can be exercised over a period of five years after the date of grant. Options to purchase 2,392,000 shares of the Company's Common Stock had been granted under the 1987 Directors' Plan. As of March 31, 2000, options to purchase 150,000 shares remain outstanding.

    The 1997 Directors' Plan was adopted by the Board and approved by the shareholders. The 1997 Directors' Plan authorizes the Company to issue options to purchase 2,800,000 shares. The Compensation and Human Resources Committee determines the number of options granted to directors on a discretionary basis without specific criteria. These options vest immediately and can be exercised over a 10-year period. However, effective December 3, 1999, in the event a director who is not an employee of the Company resigns or is removed from the Board prior to the end of the term to which he or she has been elected or appointed (the "Term End"), all of his or her outstanding options will expire at the Term End so long as the resignation or removal is not due to health reasons. The exercise prices for 1997 Directors' Plan options are the closing prices of the Company's Common Stock, as quoted on the New York Stock Exchange, on the dates of grant. As of March 31, 2000, the Company had granted options to purchase 510,000 shares of the Company's Common Stock under the 1997 Directors' Plan, and options to purchase 320,000 shares remain outstanding.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and shareholders who own more than 10% of the Company's equity securities file initial reports of ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. They must also file reports of changes in ownership of Common Stock and other equity securities of the Company with the SEC and the New York Stock Exchange. In addition, they are required by SEC regulations to give the Company copies of all Section 16(a) reports they file with the SEC.

    The Company believes its officers, directors and owners of more than 10% of the Company's outstanding equity securities followed these rules during the fiscal year ended February 26, 2000, except for a late Form 4 filing reporting a sale of shares by Michael P. Keskey, Senior Vice President – Sales. The Company bases this belief only on its review of the copies of the reports it has received and written statements from its executive officers and directors.

RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditor for the fiscal year that began February 27, 2000. The Company will ask shareholders to approve Ernst & Young LLP as the independent auditor at the Meeting. Ernst & Young LLP has served as the Company's auditor since August 1994. Representatives of Ernst & Young LLP are expected to attend the Meeting. They will be able to make a statement if they wish and will be able to respond to appropriate questions from shareholders.

    The Board recommends that shareholders vote FOR the proposal to ratify the appointment of Ernst & Young LLP. If the appointment is not approved by the shareholders, the Board is not required to appoint other auditors. However, the Board will give consideration to an unfavorable vote.

APPROVAL OF THE 2000 RESTRICTED STOCK AWARD PLAN

    Like stock options, stock awards will enable the Company to attract and retain individuals with the talent to perform services that advance the interests of the Company. Equity participation through the Company's 2000 Restricted Stock Award Plan (the "Restricted Stock Plan") will align participants' financial interests with the success of the Company.

    The Board adopted the Restricted Stock Plan on April 28, 2000, subject to shareholder approval. The plan authorizes the Company to issue up to 1,000,000 shares of the Company's Common Stock to employees of the Company and its subsidiaries, currently numbering approximately 60,000, as well as to directors, consultants and independent contractors of the Company and its subsidiaries. The number of shares to be awarded to particular individuals under the Restricted Stock Plan has not yet been determined. The Compensation and Human Resources Committee of the Board will determine, among other things, when stock awards will be made, the participants who will receive the awards and the number of shares awarded to each participant. The Board may amend the plan to comply with changes in relevant laws or regulations or otherwise as the Board deems to be in the best interests of the Company. Certain regulatory agencies require material amendments to be approved by the shareholders.

    Except as may be otherwise determined by the Compensation and Human Resources Committee, awards made under the Restricted Stock Plan will vest as follows: 25% upon grant of an award and 25% per year thereafter on each anniversary of the grant date. Shares issued under the Restricted Stock Plan will be restricted so that in the event a participant's employment or service with the Company terminates, other than for death, disability or retirement, the unvested shares will be forfeited. In addition, unvested shares will be subject to transfer restrictions.

    At the time an award under the Restricted Stock Plan is made, the recipient of the award will recognize taxable income only on the portion of the award that vests immediately. Thereafter, the recipient will recognize ordinary income as the restrictions lapse in an amount equal to the fair market value of the shares at the time the shares vest. However, a recipient may elect to recognize ordinary income in an amount equal to the fair market value of the stock received at the time the award is made. Any subsequent change in the value of the stock would then be treated as a capital gain or loss if and when the stock is sold. The Company will receive a comparable tax deduction at the time an award recipient recognizes income from the receipt of the stock award. The income tax consequences set forth above are a summary only, and are based upon federal tax laws currently in effect. The tax consequences may be different in particular circumstances.

    Upon the recommendation of management, the Board adopted the Restricted Stock Plan and recommends to the shareholders that they vote FOR approval of the plan.

    The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote is required to approve the Restricted Stock Plan.

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF APPROVING THE ADOPTION OF THE 2000 RESTRICTED STOCK AWARD PLAN.

ADOPTION OF AMENDMENT TO
INCREASE THE NUMBER OF AUTHORIZED SHARES

    Article IV of the Company's Articles of Incorporation gives the Company the authority to issue Four Hundred Million Four Hundred Thousand (400,400,000) shares of all classes of stock in the aggregate as follows: Four Hundred Million (400,000,000) shares of Common Stock and Four Hundred Thousand (400,000) shares of Preferred Stock. Management and the Board recommend that the shareholders amend Article IV of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to One Billion (1,000,000,000) shares. This will increase the aggregate number of shares of all classes of stock that the Company may issue to One Billion Four Hundred Thousand (1,000,400,000). No shareholder of the Company has any preferential, preemptive or other rights of subscription to any shares of the Company allotted or sold or to be allotted or sold or to any obligations or securities convertible into stock of the Company.

    Of the Four Hundred Million (400,000,000) shares of the Company's Common Stock now authorized for issuance, 200,379,000 shares were issued and outstanding as of February 26, 2000, and an additional 54,611,755 shares of Common Stock were reserved to be issued under the Company's stock option plans. In addition, if the Restricted Stock Plan is approved by the shareholders at the Meeting, an additional 1,000,000 shares of Common Stock will be reserved for issuance. Therefore, the Company has only 144,009,245 authorized but unissued, unreserved and uncommitted shares of Common Stock available for issuance. Management and the Board believe that it is desirable to increase the number of authorized shares of Common Stock, as recommended above, to enable the Company to finance its business by issuing and selling shares of Common Stock if it chooses to do so. An increase will also allow the Company greater flexibility to effect stock splits, issue stock dividends that may be declared in the future, use stock for future acquisitions, issue stock and stock options under employee benefit plans and issue stock for other general corporate purposes.

    Accordingly, the Board recommends that the shareholders vote FOR the following proposed amendment to Article IV of the Articles of Incorporation:

ARTICLE IV
CAPITAL

  The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue is One Billion Four Hundred Thousand (1,000,400,000) shares consisting of:

    (1)
    1,000,000,000 shares of Common Stock, par value $0.10 per share; and

    (2)
    400,000 shares of Preferred Stock, par value $1.00 per share.

  The holders of shares of Common Stock shall have one (1) vote for each share of Common Stock held of record on each matter submitted to the holders of shares of Common Stock.

    It should be noted that the additional shares of Common Stock could be used to dilute the percentage stock ownership of persons seeking to obtain control of the Company. In this sense, the proposal to increase the number of authorized shares of Common Stock may have an anti-takeover effect.

    A vote FOR the proposed amendment by a majority of the shares represented and eligible to vote at the Meeting, in person or by proxy, is required to adopt the proposed amendment to Article IV of the Company's Articles of Incorporation.

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF ADOPTING THE AMENDMENT TO ARTICLE IV OF THE COMPANY'S ARTICLES OF INCORPORATION.

OTHER BUSINESS

    The Company is not aware of any other items of business that need to be addressed at the Meeting. If any other items of business are properly brought before the Meeting, the people named in the enclosed proxy card will vote the shares they represent as the Board recommends.

PROPOSALS FOR THE NEXT REGULAR MEETING

    Shareholder proposals for consideration at the 2001 Regular Meeting of Shareholders must be received at the Company's principal executive offices at 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344, no later than January 12, 2001.

                      By Order of the Board of Directors

                      /s/ ELLIOT S. KAPLAN

                      Elliot S. Kaplan
                       Secretary

Dated: May 17, 2000

PROXY	PROXY

BEST BUY CO., INC.
7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344

This Proxy is Solicited on Behalf of the Board of Directors
for the Regular Meeting of Shareholders — June 22, 2000

The undersigned hereby appoint(s) Richard M. Schulze and Elliot S. Kaplan, or either of them, each with the power of substitution, as proxies and agents ("Proxy Agents"), in the name of the undersigned to represent and to vote as designated all of the shares of Common Stock of Best Buy Co., Inc. (the "Company"), held of record by the undersigned as of the close of business on Friday, May 5, 2000, at the Regular Meeting of Shareholders to be held on Thursday, June 22, 2000 at 10 a.m., Central Daylight Time, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of 2000 Regular Meeting of Shareholders and the Proxy Statement in support of the Board of Directors' solicitation of proxies dated May 17, 2000.

MAIL IN VOTING: Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.
INTERNET/TOLL-FREE TELEPHONE VOTING: Instructions to vote via the Internet or phone are on the reverse side.

(Continued on the reverse side.)

BEST BUY CO., INC.
PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.	Election of five Class 1 Directors — Bradbury H. Anderson, Kathy Higgins Victor, Mark C. Thompson, Frank D. Trestman and James C. Wetherbe.	/ / FOR ALL NOMINEES	/ / WITHHOLD ALL NOMINEES	/ / FOR ALL EXCEPT*
(*EXCEPT NOMINEE(S) WRITTEN BELOW)

2.	Proposal to ratify the appointment of one Class 2 Director — Robert T. Blanchard.	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the current fiscal year.	/ / FOR	/ / AGAINST	/ / ABSTAIN
4.	Proposal to approve the Company's 2000 Restricted Stock Award Plan.	/ / FOR	/ / AGAINST	/ / ABSTAIN
5.	Proposal to increase the number of authorized shares of the Company's Common Stock to One Billion shares.	/ / FOR	/ / AGAINST	/ / ABSTAIN
6.	In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed and returned to the Company will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

Dated:                                                  , 2000

Signature(s):

Please date and sign exactly as name(s) appears hereon and return promptly in the accompanying postpaid envelope. If shares are held by joint tenants or as community property, both shareholders should sign.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

BEST BUY CO., INC.
INTERNET AND TOLL-FREE TELEPHONE VOTING

Dear Shareholder:

Best Buy Co., Inc. encourages you to take advantage of the convenient ways to vote your shares prior to the Thursday, June 22, 2000 Regular Meeting of Shareholders. You can vote your shares electronically through the Internet or by telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation or in the email message sent to those who signed up to receive proxy materials on the Internet. The control number must be used to access the system. Have this proxy card in hand when you log on to the Internet or call.

1.
To vote over the Internet:
•
Log on the Internet and go to the Web site: http://www.eproxyvote.com/bby

2.
To vote over the telephone:
•
On a touch-tone telephone, call (877) PRX-VOTE (1-877-779-8683).
•
Outside of the U.S. and Canada, call (201) 526-8073.

Your electronic vote authorizes the named Proxy Agents to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

QuickLinks

NOTICE OF 2000 REGULAR MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Option Grants in Fiscal 2000
Option Exercises during Fiscal 2000 and Value of Options at End of Fiscal 2000
COMPARISON OF THE FIVE YEAR CUMULATIVE TOTAL RETURNS ON COMMON STOCK OF THE COMPANY, INDUSTRY INDEX AND BROAD MARKET INDEX*
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
RATIFICATION OF APPOINTMENT OF AUDITORS
APPROVAL OF THE 2000 RESTRICTED STOCK AWARD PLAN
ADOPTION OF AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES
ARTICLE IV CAPITAL
OTHER BUSINESS
PROPOSALS FOR THE NEXT REGULAR MEETING